Exhibit 21.1

Subsidiaries of Hologic	Jurisdiction of Incorporation or Organization
Beijing Hologic Technology Co., Ltd.	China
BioLucent, LLC	Delaware
Cytyc Corporation	Delaware
Direct Radiography Corp.	Delaware
Gen-Probe Incorporated	Delaware
Hologic Asia, Limited	Hong Kong
Hologic (China) Enterprise Management Consulting Co., Ltd.	China
Hologic Hitec-Imaging GmbH	Germany
Hologic International Holdings B.V.	Netherlands
Hologic Latin America Ltda.	Brazil
Interlace Medical, Inc.	Delaware
Navigation Three Limited	Hong Kong
R2 Technology Canada, Inc.	Canada
Sentinelle Medical Inc.	Canada
Suros Surgical Systems, Inc.	Delaware
Third Wave Technologies, Inc.	Delaware
TCT International Co., Ltd.	British Virgin Islands
Hologic España S.A.	Spain
Hologic France S.A.	France
Hologic N.V.	Belgium
Third Wave Agbio, Inc.	Delaware
Hologic Japan, Inc.	Japan
Hologic Medical Technologies (Beijing) Co., Ltd.	China
Cruiser, Inc.	Delaware
Cytyc Limited Liability Company	Delaware
Cytyc International, Inc.	Delaware
Cytyc Prenatal Products Corp.	Delaware
Hologic Limited Partnership	Massachusetts
Cytyc Surgical Products, Limited Partnership	Massachusetts
Cytyc Surgical Products II, Limited Partnership	Massachusetts
Hologic Surgical Products Costa Rica, S.A.	Costa Rica
Cytyc Cayman Limited	Cayman Islands
Hologic Asia Pacific Limited	Hong Kong
Hologic Netherlands B.V.	Netherlands
Hologic Canada Limited	Canada
Hologic (Australia) Pty Ltd.	Australia
Hologic Deutschland, GmbH	Germany
Hologic Europe Middle East and Africa, S.A.	Switzerland
Hologic France SARL	France
Hologic Iberia, S.L.	Spain
Hologic Italia S.r.l.	Italy
Hologic (UK) Limited	England and Wales
Hologic Suisse SA	Switzerland
Gen-Probe Prodesse, Inc.	Wisconsin

Subsidiaries of Hologic	Jurisdiction of Incorporation or Organization
Gen-Probe Sales & Service, Inc.	Delaware
Gen-Probe Australia Pty Ltd.	Australia
Gen-Probe Czech Republic s.r.o.	Czech Republic
Hologic Denmark ApS	Denmark
Hologic Ltd.	United Kingdom
Hologic Sweden AB	Sweden
Gen-Probe UK Limited	United Kingdom
Food DNA Services Limited	United Kingdom
Tepnel Biosystems Limited	United Kingdom
Tepnel Diagnostics Limited	United Kingdom
Tepnel Medical Limited	United Kingdom
Tepnel Scientific Services Limited	United Kingdom
Wildlife DNA Services Limited	United Kingdom
Molecular Light Technology Limited	United Kingdom
Bioanalysis Limited	United Kingdom
Gen-Probe Cardiff Ltd.	United Kingdom
Beijing TCT Jinbai Technologies Co., Ltd.	China
Jiangsu Kang Ke Medical Devices Co., Ltd.	China
Zheng Zhou Yong Run Medical Devices Co., Ltd.	China
TCT Medical (Beijing) Clinical Test Institute	China
Hangzhou Zuanbai Technology Co., Ltd	China
Mingwood Biotechnology Co., Ltd.	China
Century Likang (Beijing) Co., Ltd.	China
Beijing TCT Medical Technology Co., Ltd.	China